Exhibit 10.5

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT AND OTHER
TRASNCTION DOCUMENTS

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT AND OTHER TRSANSACTION DOCUMENTS (this “Amendment”) is dated as of September 30, 2024 (subject to the satisfaction of the conditions set forth in Section 9 below, the “Effective Date”), by and among 1847 HOLDINGS LLC, a Delaware limited liability company (“Company”), each of the parties listed on the signature page as Guarantor (such Guarantors, together with the Company, sometimes referred to collectively herein as the “Obligors” and each individually as an “Obligor”), LEONITE CAPITAL LLC, a Delaware limited liability company (“Agent”), as administrative agent for Purchasers, and Purchasers identified on the signature pages hereof.

W I T N E S S E T H:

WHEREAS, Company, affiliates of Company, Agent and the note purchasers identified therein and/or party thereto from time to time (“Purchasers”) are parties to that certain Note Purchase Agreement, dated as of October 8, 2021, as amended by that certain Amendment to Note Purchase Agreement, effective as of January 22, 2024, as further amended by that certain Second Amendment to Note Purchase Agreement, effective as of February 28, 2024 (the “Existing Purchase Agreement”, and as amended hereby, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Company issued to Purchasers its Notes, in the original aggregate principal amount of Twenty-Four Million Eight Hundred Sixty Thousand Dollars ($24,860,000) (as amended, individually a “Note”, and collectively the “Notes”);

WHEREAS, Company has requested that (i) Agent and Purchasers agree to High Mountain Door and Trim Inc.’s, an Obligor (“High Mountain”) entry into an asset purchase agreement (the “High Mountain Asset Purchase Agreement”) with BFS Group LLC to sell all of the assets and transfer certain of the liabilities used in the High Mountain’s business, (ii) Agent and Purchasers have consented to the execution, delivery and performance of the High Mountain Asset Purchase Agreement subject to compliance with this Amendment in all respects, as set forth in that certain Waiver and Consent, dated as of the date hereof (the “High Mountain Transaction”); and

WHEREAS, the Company has informed Agent and Purchasers that the Company is pursuing the purchase of all of the outstanding shares of CMD Inc., a Nevada corporation, by a wholly owned and controlled subsidiary of the Company, which will be a Delaware entity (any such entity, “1847 CMD”, and such transaction, the “CMD Transaction”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged (and with respect to Agent and Purchasers, additionally in reliance upon the representations and warranties of Company set forth in Section 10 below and upon satisfaction of the conditions to effectiveness set forth in Section 9 below), the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Acknowledgment of Indebtedness. Company hereby acknowledges and agrees that, as of September 27, 2024, Company remains liable to Purchasers for the principal amount of the notes in an amount equal to $24,760,000.00 plus accrued interest and prepayment obligations equal to $2,100,000.

3. Reserves and Escrow Related to the High Mountain Transaction.

(a)	The net sale proceeds paid to High Mountain, Company or their affiliates in connection with the High Mountain Asset Transaction, in an amount equal to $7,000,000 as shown in the settlement statement attached hereto as Schedule I (the “Settlement Statement”) shall be deposited with Altimir Partners LP and Beaman Special Opportunities Partners, LP in the amounts set forth in the Settlement Statement (it being agreed SILAC Insurance Company, as their contractual representative shall have the right to control such accounts, in such capacity, “Reserve Holder”) in reserve (the “Reserved Funds”). The Reserved Funds shall be held in a non-interest bearing account. Upon the Company delivering Reserve Holder a written notice stating the closing date of the CMD Transaction and reasonably acceptable evidence that the CMD Transaction will close, Reserve Holder shall disburse the Reserved Funds to a reputable third-party in escrow, solely to be used in connection with the consummation of the CMD Transaction. In the event the CMD Transaction does not close as set forth in the written notice, such third-party shall return the Reserved Funds to Reserve Holder. Such arrangement shall be memorialized in writing in form and substance acceptable to Reserve Holder. In the event the CMD Transaction does not close on or before November 15, 2024, Section 4(b) below shall govern. Parties acknowledge and agree that Reserve Holder is only a stakeholder with respect to the Reserved Funds and only acting in a ministerial capacity and shall only be liable for acts solely caused by Reserve Holder’s willful misconduct or gross negligence. In furtherance of the foregoing, Reserve Holder shall not be liable for: (i) any loss or impairment of Reserved Funds while those funds are on deposit in a financial institution, if such loss or impairment results from failure, insolvency or suspension of a financial institution; (ii) the unavailability of FDIC insurance with regard to the Reserved Funds; (iii) legal effect, insufficiency, or validity of any instrument deposited with or delivered by or to Reserve Holder; and (iv) any mistakes of fact, errors of judgment, actions or omissions, unless solely caused by its willful misconduct or gross negligence.

(b)	The High Mountain Asset Purchase Agreement provides that $1,700,000 of the purchase price thereunder be retained by purchaser under the High Mountain Asset Purchase Agreement (the “Holdback”) and, subject to the conditions set forth in the High Mountain Asset Purchase Agreement, be released to High Mountain within five (5) Business Days following the date which is twelve (12) months after the closing date of the transactions contemplated in the High Mountain Purchase Agreement (the “Holdback Release Date”). The Company and High Mountain hereby acknowledge and agree that any Holdback amounts paid by purchaser under the High Mountain Asset Purchase Agreement shall, to the extent that Obligations remain due and owing to the Purchasers under the Purchase Agreement and Transaction Documents, solely be the Property of Purchasers and shall be paid to Agent for Purchasers’ pro-rata interest within one (1) Business Day of the Holdback Release Date. If, as of September 30, 2025, such paid Holdback amounts are less than $1,700,000, the Company and Obligors shall remit such shortfall (which may be the entire $1,700,000 if no Holdback have been released as of such date) to Agent for Purchasers’ pro- rata interest to be applied towards the Obligations. Time is of the essence with respect to the obligations set forth herein and the Company’s or Obligors’ failure to remit and release Holdback amounts or make the payments set forth above shall be an immediate Event of Default under the Transaction Documents. In connection with the foregoing, immediately after the Effective Date, High Mountain shall send a notice to purchaser under the High Mountain Asset Purchase Agreement, substantially in the form attached hereto as Exhibit A, directing such purchaser to remit any Holdback to the account set forth therein. Neither the Company nor High Mountain shall rescind or amend such notice unless requested to do so by Agent or no Obligations remain due and owing to the Purchasers under the Purchase Agreement and Transaction Documents.

4. CMD Transaction.

(a)	In accordance with the Purchase Agreement, upon formation of 1847 CMD and in no event no less than at least ten (10) days prior to the acquisition of CMD Inc., the Company shall provide to Agent and Purchasers, copies of favorable UCC, Tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the such Persons. Upon receipt of such information and any other information reasonably requested by Agent and/or any Purchaser and confirmation by Agent and each Purchaser that such Person satisfies “Know-Your-Customer” and Patriot Act requirements of Agent and such Purchaser as applicable, the following shall apply.

i.	In accordance with Section 5(f) of the Purchase Agreement, upon its formation, 1847 CMD will become an Obligor and execute and deliver to Agent, a Joinder to the Guaranty Agreement, the Security Agreement and other Transaction Documents, substantially in the form attached hereto as Exhibit B and Agent will file such UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Transaction Documents with respect to 1847 CMD and/or its assets.

ii.	In accordance with Section 5(f) of the Purchase Agreement, upon consummation of the CMD Transaction, CMD Inc. will become an Obligor and execute and deliver to Agent, a Joinder to the Guaranty Agreement, the Security Agreement and other Transaction Documents, substantially in the form attached hereto as Exhibit B, and Agent will file such UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Transaction Documents with respect to CMD, Inc. and/or its assets.

iii.	In connection with the foregoing, the Company shall deliver updated perfection certificates, officer’s certificates and other reasonably requested documentation with respect to such Persons.

(b)	In the event on or before November 15, 2024, (i) the CMD Transaction is not consummated, (ii) 1847 CMD fails to acquire 100% of all Equity Interest and economic interest in CMD Inc., or (iii) requirements of clause (a) above are not satisfied, Reserve Holder will, upon written instruction of Antarctica Investment Advisors, LLC, as attorney-in-fact for SILAC Insurance Company, contractual representative of Required Purchasers, which shall be given at its sole and absolute discretion and without obligation to do so, disburse any portion of or all Reserved Funds to Agent to apply to payment of the Obligations.

(c)	Neither 1847 CMD nor CMD Inc. shall incur any New Subsidiary Debt, other than a 6% subordinated unsecured note in the aggregate principal amount of Two Million, Seven Hundred Fifty Thousand Dollars ($2,750,000) made by 1847 CMD to seller of CMD Inc., in form and substance reasonably acceptable to Agent and Purchasers (the “CMD Seller Note”), to evidence 1847 CMD’s obligation to pay such amount unless any set-off for indemnification obligations apply. Such CMD Seller Note shall be subject and subordinate to the Transaction Documents and the Obligations and the payee thereunder shall execute and deliver a Subordination Agreement in form and substance substantially similar to the Seller Note Subordination Agreement delivered in connection with the closing of the initial Purchase Agreement.

5. Amendment to Purchase Agreement. As of and from the Effective Date, “Permitted Indebtedness” under the Purchase Agreement shall mean only (i) the Indebtedness to the Purchasers under the Transaction Documents, and (ii) the Indebtedness listed on Schedule II attached hereto, provided that upon consummation of the CMD Transaction, Permitted Indebtedness shall also include the CMD Seller Note.

6. Existing Prepayment Obligations and Prepayment. The Company hereby acknowledges and agrees that it has failed to make payments with respect to its prepayment obligations under the Transaction Documents. Agent and Purchasers hereby agree to waive such failure and replace the existing prepayment obligations with the prepayment obligations set forth in this Amendment. In furtherance of the foregoing, no later than January 31, 2025, Holdings shall remit $4,000,000 (without regard to any other prepayments or payments made with respect to the Obligations) to Agent as a prepayment under the Note Purchase Agreement for Purchasers’ pro-rata interest and failure to make such payment as and when due shall be an immediate Event of Default.

7. Amendment to Notes. As of and from the Effective Date, each of the Notes are hereby further amended as follows:

(a)	The first paragraph of each Note is hereby amended by deleting “(i) the close of business on October 8, 2026” and replacing the same with “(i) the close of business on October 8, 2025” Section 1(a) of each Note is amended in its entirety as follows:

(b)	Section 1(a) of each Note is amended and restated as follows:

“(a) “Applicable Rate” means, at any date the same is to be determined, 15%, which shall be calculated on the basis of a 360-day year and actual days elapsed.”

(c)	Section 1(b) of each Note is hereby deleted.

(d)	Section 2(a) of each Note is amended and restated as follows:

“(a) Payments. Payments of Interest only, computed at the Applicable Rate on the outstanding principal amount hereunder, shall be due and payable (i) quarterly in arrears commencing on January 1, 2022, and continuing on the first day of each calendar quarter thereafter through and including October 1, 2024 and (ii) monthly in arrears commencing on the earlier of (y) first of the month following the date which is 30 days after the closing of the CMD Transaction and (z) December 1, 2024 (it being agreed the first such payment shall include all past due Interest at such time, and thereafter continuing on the first day of each calendar month through the Maturity Date. All unpaid principal and any accrued and unpaid interest on this Note shall be due and payable on the Maturity Date. Each payment or prepayment hereunder shall be subject to Section 2(d) of the Note Purchase Agreement.”

(e)	Section 2(d)(iii) of each Note is amended and restated as follows:

“(iii) Monthly Prepayments. In addition to the interest payments provided for in Section 2(a) above, beginning on and with April 1, 2025, and on the first day of each month thereafter, Company will pay, without Prepayment Fee or premium, $500,000 in principal amount of the Notes. For the avoidance of doubt, Prepayment Fee shall be due and payable in accordance with the existing Note and the Transaction Documents.”

(f)	Section 2 of each Note is amended by inserting a new subsection (f) as below:

“(f) Exit Fee. Upon the Maturity Date or upon any other prepayment of the Notes in full prior to the Maturity Date, in addition to the interest payments provided for in Section 2(a) above, monthly prepayments set forth above, the Prepayment Fee, if applicable, and any other fees set forth herein and in any other Transaction Document, Company will pay to Agent as an exit fee for Purchasers’ pro-rata interest, a fee in an amount equal to $250,000. Such amount shall be fully earned upon payment.”

8. Fees. In consideration of Purchasers’ entering into this Amendment and consenting to the High Mountain Transaction, Company shall pay to Agent for the benefit of Purchasers a fee in the aggregate amount of $250,000 (the “Amendment Fee”). The Amendment Fee shall (i) be fully earned upon the execution of this Amendment, (ii) not be subject to refund or rebate, and (iii) be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Notes.

9. Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a) the execution and delivery of this Amendment by Obligors, Agent and Purchasers;

(b) after giving effect to this Amendment the representations and warranties set forth herein shall be true and correct in all material respects and there shall be no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default;

(c) all documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and Purchasers;

(e) Company shall have (i) deposited the Reserved Funds with Reserve Holder, (ii) paid to Agent the Amendment Fee for the account of Purchasers, (iii) paid interest past due under the Notes in an amount equal to $1,635,478.74 as set forth in the Settlement Statement, and (iv) paid to Agent and Purchasers all reasonable fees, costs and expenses of Agent and Purchasers in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of counsel.

10. Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Purchasers as follows:

(a) Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) Each Obligor has the power and authority to execute and deliver this Amendment and to perform its respective obligations under this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents;

(c) the execution, delivery and performance by each Obligor of this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents have been duly authorized by all necessary company action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d) this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents, as may have been or may further be amended, constitute the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms;

(e) after giving effect to this Amendment, no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default exists or shall exist immediately following the consummation of the transactions contemplated hereby;

(f) after giving effect to this Amendment, all representations and warranties by each Obligor contained in the Transaction Documents are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g) by its signature below, each Obligor agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

11. Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Existing Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Existing Purchase Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Existing Purchase Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Existing Purchase Agreement, the other Transaction Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. This Amendment shall not constitute a novation or satisfaction and accord of the Existing Purchase Agreement and/or other Transaction Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Existing Purchase Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Existing Purchase Agreement as amended by this Amendment. All references to the Purchase Agreement in any Transaction Document shall be deemed to mean the Existing Purchase Agreement as modified hereby and all references to the Notes in any Transaction Document shall be deemed to mean the Notes as modified hereby.

12. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligors and their successors and assigns and Agent and Purchasers and their respective successors and assigns.

14. Further Assurances. Company hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Purchase Agreement and the other Transaction Documents.

15. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

16. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

17. Reaffirmation. Each Obligor as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Obligor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Transaction Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Obligor granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Obligor hereby consents to this Amendment and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Purchasers, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the Obligations.

18. Waiver of Claims. Each Obligor hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Agent, any Purchaser, or any of their respective officers, directors, employees, attorneys, agents, representatives, subsidiaries, affiliates, predecessors, successors, and assigns (collectively, the “Released Parties”) with respect to the Obligations, the Transaction Documents, any Collateral for the Obligations, or any contracts, promises, commitments or other agreements related to the Transaction Documents, and that if any Obligor now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Obligor and the Company hereby RELEASES the Released Parties from any liability therefor.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

PURCHASERS:

ALTIMIR PARTNERS LP

By:	SILAC INSURANCE COMPANY

By:	/s/ Chandra Patel
Name:	Chandra Patel
Title:	Authorized Signatory of Antarctica Investment Advisors, LLC, as attorney-in-fact for SILAC Insurance Company

BEAMAN SPECIAL OPPORTUNITIES PARTNERS, LP

By:	SILAC INSURANCE COMPANY

By:	/s/ Chandra Patel
Name:	Chandra Patel
Title:	Authorized Signatory of Antarctica Investment Advisors, LLC, as attorney-in-fact for SILAC Insurance Company

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

[Signature Page to Third Amendment to Note Purchase Agreement]

COMPANY:

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

GUARANTORS:

1847 WOLO INC.

1847 Cabinet Inc.

Kyle’s Custom Wood Shop, Inc. High Mountain Door & Trim Inc. Sierra Homes LLC

Wolo Industrial Horn & Signal, Inc. Wolo Mfg. Corp.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman